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                                                                   Exhibit 10.17

                        DATED AS OF 25/th/ November 2002
                        --------------------------------


                                  WANG XIU LING


                                     - and -


             SHENZHEN FREENET INFORMATION TECHNOLOGY COMPANY LIMITED


                                 --------------

                                 LOAN AGREEMENT

                                 --------------

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THIS AGREEMENT is made as of the 25/th/ day of November 2002

BETWEEN:

(1) WANG XIU LING, holder of People's Republic of China identity card numbered 530102640117079, whose residence is at 3rd Floor, Block 10, 22 Belleview Drive, Repulse Bay, Hong Kong ("Lender"); and

(2) SHENZHEN FREENET INFORMATION TECHNOLOGY COMPANY LIMITED, a limited liability company established in the People's Republic of China whose legal address is at Room 616, Block 1, Pengyi Garden, Bagua Road 2, Futian District, Shenzhen, the People's Republic of China ("Borrower").

WHEREAS the Lender has agreed to make available to the Borrower a loan facility upon the terms and subject to the conditions as hereinafter set out.

IT IS HEREBY AGREED as follows:

1.   INTERPRETATION
     --------------

1.1 In this Agreement, the following expressions shall have the following meanings, unless the context requires otherwise:

     "Advance"              the principal amount advanced to the Borrower on the
                            occasion of each drawing under the Facility;

     "Agreement"            this agreement;

     "Facility"             the loan facility granted by the Lender to the
                            Borrower upon the terms and subject to the conditions of this Agreement;

     "Hong Kong"            the Hong Kong Special Administrative Region of the
                            PRC;

     "Loan" the aggregate principal amount drawn and for the time being outstanding under the Facility;

     "Parties"              the parties to this Agreement and "Party" means any
                            of them;

     "PRC"                  the People's Republic of China;

     "RMB"                  Renminbi, the lawful currency of the PRC;

     "Redsail"              Beijing Redsail Netlegend Data Network Technology
                            Company Limited; and

     "Shenzhen Freenet"     Shenzhen Freenet Information Technology Company
                              Limited.

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1.2  References in this Agreement to the Recital and Clauses are to the recital and clauses in this Agreement unless the context requires otherwise.

2.   FACILITY
     --------

2.1 Subject to the provisions of this Agreement, the aggregate principal amount of the Facility available to the Borrower shall be such amount as the Lender and the Borrower may from time to time agree.

2.2 The proceeds of the Facility shall be used by the Borrower for the exclusive purpose of contributing towards working capital of Shenzhen Freenet and/or Redsail through Shenzhen Freenet.

2.3  The Loan shall be interest-free.

3.   ADVANCE
     -------

3.1 The Lender shall make all or part of the principal amount of the Facility available to the Borrower on such date(s) as the Lender and the Borrower may from time to time agree by depositing an amount equal to each Advance in clear fund into such bank account as the Borrower has by written notice notified the Lender for such purpose.

3.2 The Lender shall make the first Advance, being an amount of RMB136,032,781 (in respect of which, a sum of RMB101,032,781 shall be applied towards the working capital of Shenzhen Freenet and the balance of RMB35,000,000 shall be applied towards the capital injection into Redsail), available to the Borrower in the manner set out in Clause 3.1.

4.   REPAYMENT
     ---------

     Unless the Borrower has already repaid the Loan in full, the Lender shall have at all times the right to demand the Borrower to make immediate and full repayment of the entire outstanding amount of the Loan by giving notice in writing to the Borrower.

5.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     The Borrower represents and warrants to the Lender that this Agreement constitutes valid and legally binding obligations of the Borrower enforceable in accordance with its terms. This representation and warranty shall be deemed to be repeated by the Borrower on each day until the outstanding amount of the Loan is fully repaid as if made with reference to the facts and circumstances existing as at each such date.

6.   MISCELLANEOUS
     -------------

6.1 This Agreement constitutes the whole agreement between the Parties in respect of the Loan and shall supersede the terms of any other agreement in respect of the Loan, whether oral or otherwise, made prior to the entering into of this Agreement. It is expressly declared that no purported variations to the Loan shall be effective unless made in writing and signed by all the Parties.

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6.2  Each of the Parties shall at the request of the any other Party (and at the reasonable cost of the Party making such request) do and/or execute or procure to be done and/or executed all such further acts, deeds, things and documents as may be necessary to give effect to the terms of this Agreement.

6.3 No waiver by any Party of any breach by any other Party of any provision of this Agreement shall be deemed to be a waiver of any subsequent breach of that or any other provision of this Agreement and any forbearance or delay by the relevant Party in exercising any of its rights under this Agreement shall not be constituted as a waiver thereof.

6.4 Time shall be of the essence as regards any time, date or period mentioned in this Agreement and any time, date or period substituted for the same by agreement of the Parties or otherwise.

6.5 The illegality, invalidity or unenforceability of any part of this Agreement shall not affect the legality, validity or enforceability of any other part of this Agreement.

6.6 The provisions of this Agreement shall be binding on and shall enure for the benefit of the successors, assigns and personal representatives (as the case may be) of each Party. The rights and obligations of any Party under this Agreement shall not be assigned without the prior written consent of the other Parties.

6.7 This Agreement may be executed in any number of counterparts by the Parties on separate counterparts, each of which when executed shall constitute an original and all of which taken together shall constitute one and the same document.

7.   GOVERNING LAW AND JURISDICTION
     ------------------------------

     This Agreement shall be governed by and construed in accordance with the laws of Hong Kong. Each Party hereby irrevocably submits to the non-exclusive jurisdiction of the courts of Hong Kong.

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IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.


SIGNED by                      )
WANG XIU LING                  )
in the presence of:            )
                               )


SIGNED by                      )
for and on behalf of           )
SHENZHEN FREENET INFORMATION   )
TECHNOLOGY COMPANY LIMITED     )
in the presence of:            )